INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Cellular Technology, Inc. of our report, dated March 7, 1997, on Applied Cellular Technology, Inc. and Subsidiaries, included in Applied Cellular Technology, Inc.'s Form 10-KSB for the year ended December 31, 1996, and to the reference to us under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.


                              /s/ Rubin, Brown, Gornstein & Co. LLP
                              RUBIN, BROWN, GORNSTEIN & CO. LLP



St. Louis, Missouri
October 28, 1997